Exhibit 1.2

BY-LAW NO. 1

A by-law relating generally to the conduct of the business and affairs of

QUARTET MANAGEMENT LTD.

(herein called the "Corporation")

CONTENTS
1.	Interpretation	8.	Dividends
2.	Directors	9.	Financial Year
3.	Meetings of Directors	10.	Notices
4.	Remuneration and Indemnification	11.	Execution of Documents
5.	Officers	12.	Effective Date
6.	Meetings of Shareholders
7.	Shares

        BE IT ENACTED as a by-law of the Corporation as follows:

1. INTERPRETATION

1.01 In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

(a)	“Act” means the Business Corporations Act, 1982, and includes the Regulations made pursuant thereto;

(b)	“articles” means the articles of incorporation of the Corporation as amended from time to time;

(c)	“board” means the board of directors of the Corporation;

(d)	“by-laws” means all by-laws, including special by-laws, of the Corporation as amended from time to time;

(e)	“Corporation” means this Corporation;

(f)	“person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator, or other legal representative;

1.02   In this by-law where the context requires words importing the singular include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.03   All the words and terms appearing in this by-law shall have the same definitions and application as in the Act.

2.    DIRECTORS

2.01   Powers – Subject to any unanimous shareholders’ agreement, the business and affairs of the Corporation shall be managed or supervised by a board of directors being composed of:

A fixed board of one director.

2.02   Resident Canadians – Except where the Corporation is a non-resident Corporation, a majority of the directors shall be resident Canadians but where the Corporation has only one or two directors, one director shall be a resident Canadian.

2.03   Qualifications - Any individual may be a director of the Corporation except:

(i)	A person who is less than eighteen years of age.

(ii)	A person who is of unsound mind and has been so found by a court.

(iii)	A person who has the status of a bankrupt.

2.04   Election and Term – The election of directors shall take place at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required. The directors shall hold office for an expressly stated term which shall expire not later than the close of the third annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election. Incumbent directors, if qualified, shall be eligible for re-election. If an election of directors is not held at the proper time the directors shall continue in office until their successors are elected.

2.05   Resignation – A director who is not named in the articles may resign from office upon giving a written resignation to the Corporation and such resignation becomes effective when received by the Corporation or at the time specified in the resignation, whichever is later. A director named in the articles shall not be permitted to resign his office unless at the time the resignation is to become effective a successor is elected or appointed.

2.06   Removal – Subject to clause (f) of section 120 of the Act, the shareholders may, by ordinary resolution at an annual or special meeting remove any director or directors from office before the expiration of his term and may, by a majority of the votes cast at the meeting, elect any person in his place for the remainder of his term.

2.07   Vacation of Office – A director ceases to hold office when he dies, resigns, is removed from office by the shareholders, or ceases to have the necessary qualifications.

2.08   Vacancies – Subject to the exceptions in section 124 of the Act, where a vacancy occurs on the board, a quorum of the directors then in office may appoint a person to fill the vacancy for the remainder of the term. If there is not a quorum of directors or if there has been a failure to elect the number of directors required by the articles or in the case of a variable board as required by special resolution, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

3.   MEETINGS OF DIRECTORS

3.01   Place of Meetings —Meetings of the board may be held at the registered office of the Corporation or at any other place within or outside of Ontario but, except where the Corporation is a non-resident corporation, or the articles or the by-laws otherwise provide, in any financial year of the Corporation a majority of the meetings of the board shall be held at a place within Canada.

3.02   Meetings by Telephone —Where all the directors present at or participating in the meeting have consented thereto, any director may participate in a meeting of the board by means of conference telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and a director participating in such a meeting by such means is deemed for the purposes of the Act and these by-laws to be present at the meeting. If a majority of the directors participating in such a meeting are then in Canada the meeting shall be deemed to have been held in Canada.

3.03   Calling of Meetings —Meetings of the board shall be held from time to time at such place, at such time and on such day as the president or a vice-president who is a director or any two directors may determine, and the secretary shall call meetings when directed or authorized by the president or by a vice-president who is a director or by any two directors. Notice of every meeting so called shall be given to each director not less than 48hours (excluding any part of a Sunday and of a holiday as defined by the Interpretation Act) before the time when the meeting is to be held, except that no notice of meeting shall be necessary if all the directors are present or if those absent have waived notice of or otherwise signified their consent the holding of such meeting. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

3.04   Regular Meetings — The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meetings.

3.05   First Meeting of New Board — Each newly elected board may without notice hold its first meeting for the purpose of organization and the election and appointment of officers immediately foil owing a meeting of shareholders at which such board is elected, provided that a quorum of directors is present.

3.06   Quorum — Where the Corporation has only one director, that director may constitute a quorum for the transaction of business at any meeting of the board. Where the Corporation has two directors both directors of the Corporation must be present at any meeting of the board to constitute a quorum. Subject to the articles or by-laws of the Corporation a majority of the number of directors or minimum number of directors required by the articles constitutes a quorum at any meeting of directors but in no case shall a quorum be less than two-fifths of the number of directors or less then the minimum number of directors, as the case may be.

3.07   Resident Canadians —Directors shall not transact business at a meeting of the board unless a majority of the directors present are resident Canadians. However, directors may transact business at a meeting of the board where a majority of resident Canadian directors is not present if,

(a)	a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting, and

(b)	a majority of resident Canadian directors would have been present had the director been present at the meeting.

3.08   Chairman — The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting:

Chairman of the Board, President, or Vice-President who is a director.

If no such officer is present, the directors present shall choose one of their number to be Chairman.

3.09   Votes to Govern — At all meetings of the board, every question shall be decided by a majority of the votes cast on the question.

3.10   Casting Vote — In the case of an equality of votes on any question at a meeting of the board, the Chairman of the meeting shall not be entitled to a second or casting vote.

3.11   Disclosure of Interests in Contracts — Every director or officer of the Corporation who is a party to a material contract or proposed material contract with the Corporation, or is a director or officer or has a material interest in any corporation which is a party to a material contract or proposed material contract with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of the meeting of directors the nature and extent of his interest as required by section 132 of the Act.

3.12   Resolution in Lieu of Meeting — A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.

3.13   Delegation — Directors may appoint from their number a managing director who is a resident Canadian or a committee of directors and delegate to such managing director or committee any of the powers of the directors. If the directors appoint a committee of directors, a majority of the members of the committee must be resident Canadians. Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

4.   REMUNERATION AND INDEMNIFICATION

4.01   Remuneration — Subject to the articles, the by-laws or any Unanimous Shareholders’ Agreement, the board may fix the remuneration of the directors. Such remuneration shall be in addition to any salary or professional fees payable to a director who serves the Corporation in any other capacity. In addition, directors shall be paid such sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders’ meetings or otherwise in respect of the performance by them of their duties as the board may from time to time determine.

4.02   Limitation of Liability —No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

4.03   Indemnity of Directors and Officers — Except as provided in section 136 of the Act, every director and officer of the Corporation, every former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives shall, from time to time, be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate if,

(a)	he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

4.04   Insurance — Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

5.     OFFICERS

5.01   Election or Appointment —At the first meeting of the board after each election of directors, the board shall elect or appoint a president, and a secretary and if deemed advisable may appoint one or more vice-presidents, a general manager, a treasurer and such other officers as the board may determine including one or more assistants to any of the officers so appointed. Any two of the said offices may be held by the same person. If the same person holds the office of secretary and treasurer, he may, but need not, be known as the secretary-treasurer.

5.02   Term, Remuneration and Removal — The terms of employment and remuneration of all officers elected or appointed by the board (including the president) shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board at any time with or without cause.

5.03   President — The president shall be the chief executive officer of the Corporation. He shall, if present, preside at all meetings of the shareholders and of the directors and shall be charged with the general supervision of the business and affairs of the Corporation except the power to do anything referred to in sub-section 127(3) of the Act. Except when the board has appointed a general manager or managing director, the president shall also have the powers and be charged with the duties of that office except the power to do anything referred to in sub-section 127(3) of the Act.

5.04   Vice-President — The vice-president, or if there are more then one, the vice-presidents in order of seniority (as determined by the board) shall be vested with all the powers and shall perform all the duties of the president in the absence or disability or refusal to act of the president, except that he shall not preside at meetings of the directors or shareholders unless he is qualified to attend meetings of directors or shareholders as the case may be. If a vice-president exercises any such duty or power, the absence or inability of the president shall be presumed with reference thereto. A vice-president shall also perform such duties and exercise such powers as the president may from time to time delegate to him or the board may prescribe.

5.05   General Manager — The general manager, if one is appointed, shall have the general management and direction, subject to the authority of the board and the supervision of the president, of the Corporation’s business and affairs and the power to appoint and remove any and all officers, employees and agents of the Corporation not elected or appointed directly by the board and to settle the terms of their employment and remuneration but shall not have the power to do any of the things set forth in sub-section 127(3) of the Act. If and so long as the general manager is a director, he may but need not be known as the managing director.

5.06   Secretary — The secretary shall attend all meetings of the directors, shareholders and committees of the board and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall give, or cause to be given, when instructed, notices required to be given to shareholders, directors, auditors and members of committees; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and other instruments belonging to the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

5.07   Treasurer — The treasurer shall keep, or cause to be kept proper accounting records as required by the Act; he shall deposit or cause to be deposited all monies received by the Corporation in the Corporation’s bank account; he shall, under the direction of the board, supervise the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board, whenever required, an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

5.08   Other Officers — The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

5.09   Variation of Duties — From time to time the board may vary, add to or limit the powers and duties of any officer or officers, but shall not delegate to any officer any of the powers set forth in sub-section 127(3) of the Act.

5.10   Agents and Attorneys — The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.11   Fidelity Bonds — The board may require such officers, employees and agents of the Corporation as it deems advisable to furnish bonds for the faithful performance of their duties, in such form and with such surety as the board may from time to time prescribe.

6.   MEETINGS OF SHAREHOLDERS

6.01   Annual Meetings — The directors shall call the first annual meeting of shareholders not later than eighteen months after the Corporation comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting. The annual meeting of shareholders of the Corporation shall be held at such time and on such day in each year as the board may from time to time determine, for the purpose of receiving the reports and statements required by the Act to be laid before the annual meeting, electing directors, appointing auditors and fixing or authorizing the board to fix their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

6.02   Special Meetings — The board may at any time call a special meeting of shareholders for the transaction of any business which may properly be brought before such meeting of shareholders. All business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor’s report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

6.03   Place of Meetings —Meetings of shareholders shall be held at the registered office of the Corporation, or at such other place within or outside of Ontario as the board from time to time determines.

6.04   Notice of Meetings — Notice of the time and place of each meeting of shareholders shall be sent not less than 10 days and not more than 50 days before the date of the meeting to the auditor of the Corporation, to each director, and to each person whose name appears on the records of the Corporation at the close of business on the day next preceding the giving of the notice as a shareholder entitled to vote at the meeting. Notice of a special meeting of shareholders shall state:

(a)	the nature of the business to be transacted at the meeting in sufficient detail to permit the shareholders to form a reasoned judgment thereon; and

(b)	the text of any special resolution or by-law to be submitted to the meeting.

6.05   Persons Entitled to be Present — The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who although not entitled to vote are entitled or required under any provision of the Act or by-laws of the Corporation to be present at the meeting. Any other persons may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

6.06   Quorum — The holders of a majority of the shares entitled to vote at a meeting of shareholders present in person or by proxy constitutes a quorum for the transaction of business at any meeting of shareholders.

6.07   One Shareholder Meeting —If the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

6.08   Right to Vote — At any meeting of shareholders, unless the articles otherwise provide, each share of the Corporation entitles the holder thereof to one vote at a meeting of shareholders.

6.09   Joint Shareholders — Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders may in the absence of the others vote the shares but, if two or more of such persons who are present in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

6.10   Proxies — Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxy holder or one or more alternate proxy holders who are not required to be shareholders to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy shall be in writing and executed by the shareholder or by his attorney authorized in writing. Subject to the requirements of the Act the instrument may be in such form as the directors from time to time prescribe or in such other form as the chairman of the meeting may accept as sufficient. It shall be deposited with the Corporation before any vote is taken under its authority, or at such earlier time and in such manner as the board by resolution prescribes.

6.11   Scrutineers — At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the chairman with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

6.12   Votes to Govern — Unless otherwise required by the Act, or the articles or by-laws of the Corporation, all questions proposed for the consideration of the shareholders at a meeting shall be decided by a majority of the votes cast thereon.

6.13   Show of Hands — At all meetings of shareholders every question shall be decided by a show of hands unless a ballot thereon be required by the chairman or be demanded by a shareholder or proxyholder present and entitled to vote. Upon a show of hands every person present and entitled to vote, has one vote regardless of the number of shares he represents. After a show of hands has been taken upon any question, the chairman may require or any shareholder or proxyholder present and entitled to vote may demand a ballot thereon. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon be so required or demanded, a declaration by the chairman that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question. The result of the vote so taken and declared shall be the decision of the Corporation on the question. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

6.14   Ballots — If a ballot is required by the chairman of the meeting or is demanded and the demand is not withdrawn, a ballot upon the question shall be taken in such manner as the chairman of the meeting directs.

6.15   Adjournment — The chairman of a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

7.   SHARES

7.01   Allotment — Subject to any Unanimous Shareholders’ Agreement, the board may from time to time issue or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such time and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

7.02   Lien for Indebtedness —Subject to the Act, the Corporation has a lien on shares registered in the name of a shareholder or his legal representative for any debt of the shareholder to the Corporation. The Corporation may enforce the lien by:

(i)	in the case of redeemable shares, redeeming the shares at their redemption price; and

(ii)	in the case of all other shares by purchasing such shares at their book value for cancellation or for re-sale;

and by applying the value of such shares so determined to the debt of the shareholder. In enforcing the lien as aforesaid the Corporation shall not be obliged to redeem or purchase all of the shares of that class but only the shares subject to the lien. In electing to enforce the lien in this manner the Corporation shall not prejudice or surrender any other rights of enforcement of the lien which may in law be available to it or any other remedy available to the Corporation for collection of the debt or any part thereof.

7.03   Share Certificates — Every holder of one or more shares of the Corporation is entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or a series of shares held by him as shown on the records of the Corporation. Share certificates and acknowledgments of a shareholder’s right to a share certificate shall be in such form as the board shall from time to time approve. The share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of the registrar or transfer agent and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced thereon.

7.04   Replacement of Share Certificates — The directors may by resolution prescribe, either generally or in a particular case, the conditions upon which a new share certificate may be issued to replace a share certificate which has been defaced, lost, stolen or destroyed.

7.05   Transfer Agent and Registrar — The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch security registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

7.06   Joint Shareholders — If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividends, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.   DIVIDENDS

8.01   Declaration — Subject to the Act and the articles, the board may declare and the Corporation may pay a dividend to the shareholders according to their respective rights in the Corporation. Such a dividend may be paid by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation or may be paid in money or property.

8.02   Payment — A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared, and mailed by ordinary mail postage prepaid to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid on presentation.

8.03   Non-Receipt of Cheque — In the event of the non-receipt of any cheque for a dividend by the person to whom it is so sent as aforesaid, the Corporation on proof of such non-receipt and upon satisfactory indemnity being given to it shall issue to such person a replacement cheque for a like amount.

8.04   Purchase of Business as of Past Date — Where any business is purchased by the Corporation as from a past date (whether such date be before or after the incorporation of the Corporation) upon terms that the Corporation shall as from that date take the profits and bear the losses of the business, such profits or losses as the case may be shall, at the discretion of the directors be credited or debited wholly or in part to revenue account, and in that case the amount so credited or debited shall, for the purpose of ascertaining the fund available for dividends, be treated as a profit or loss arising from the business of the Corporation.

9.   FINANCIAL YEAR

9.01   Financial Year — The financial or Fiscal year of the Corporation shall end on the 31st day of December in each year.

10.   NOTICES

10.01   Method of Giving Notice —Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the Act, the articles or by-laws shall be sufficiently given if delivered personally to the person to whom it is to be given, or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary mail or if sent to him at his recorded address by any means of any prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or delivered to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box and shall be deemed to have been received on the fourth day after so depositing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been received on the fifth day after so depositing; appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer or auditor of the Corporation in accordance with any information believed by him to be reliable. The recorded address of a director shall be his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current.

10.02   Computation of Time — In computing the date when notice must be given under any provision of the articles or by-laws requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall, unless otherwise provided, be included.

10.03   Omissions and Errors — The accidental omission to give any notice to any shareholder, director, officer, or auditor, or the non-receipt of any notice by any shareholder, director, officer, or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.04   Notice to Joint Shareholders — All notices with respect to any shares registered in more than one name may if more then one address appears on the records of the Corporation in respect of such joint holding, be given to such Joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all the holders of such shares.

10.05   Persons Entitled by Death or Operation of Law — Every person who by operation of law, by transfer or the death of a shareholder or otherwise becomes entitled to shares, is bound by every notice in respect of such shares which has been duly given to the registered holder of such shares prior to his name and address being entered on the records of the Corporation.

10.06   Waiver of Notice — Any shareholder (or his duly appointed proxy) director, officer or auditor may waive any notice required to be given under the articles or by-laws of the Corporation and such waiver, whether given before or after the meeting or other event of which notice is required to be given shall cure any default in the giving of such notice.

10.07   Signatures to Notices —The signatures to any notice to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

11.   EXECUTION OF DOCUMENTS i)

11.01   Signing Officers — Deeds, transfers, assignments, contracts and obligations of the Corporation may be signed by the president or a vice-president or a director together with the secretary or treasurer or an assistant secretary or assistant treasurer or another director. Notwithstanding this, the board may at any time and from time to time direct the manner in which and the person or persons by whom any particular deed, transfer, contract or obligation or any class of deeds, transfers, contracts or obligations may be signed.

11.02   Seal — Any person authorized to sign any document may affix the corporate seal thereto.

12.     EFFECTIVE DATE

12.01   Effective Date — This by-law comes into force upon confirmation by the shareholders of the Corporation in accordance with the Act.

        ENACTED this 5th day of July 1985

s/s W. Francis Strong President	s/s Patricia Keon Secretary

(Corporate Seal)

        The foregoing by-law is hereby passed by the directors of the Corporation pursuant to the Business Corporations Act, 1982 as evidenced by the respective signatures hereto of all the directors.

Dated the 5th day of July 1985

s/s Richard Valentine

        In lieu of confirmation at a general meeting of the shareholders, we the undersigned, being all of the shareholders of the Corporation entitled to vote at a meeting of shareholders, hereby confirm in writing the above by-law pursuant to the Business Corporations Act, 1982.

Dated the 5th day of July 1985

s/s MACRON MANAGEMENT LTD.	s/s SABRINA INVESTMENTS LTD.

s/s TREEMOUNT DEVELOPMENTS INC.

BY-LAW NO. 2

A By-law respecting the borrowing of money and the issuing of securities by:

QUARTET MANAGEMENT LTD.

(herein called the "Corporation")

BE IT ENACTED as a By-law of the Corporation as follows:

1.	Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act, 1982 (the “Act”) the Directors of the Corporation may, from time to time, without the authorization of the Shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, re-issue, sell or pledge debt obligations of the Corporation, including without limitation, bonds, debentures, notes or other similar obligations of the Corporation whether secured or unsecured;

(c)	subject to Section 20 of the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)	charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired, real or personal, movable or immovable, property of the Corporation, including without limitation, book debts, rights, powers, franchises and undertakings, to secure any present or future indebtedness, liabilities or other obligations of the Corporation.

2.	The Directors may, from time to time, by resolution delegate any or all of the powers referred to in paragraph 1 of this By-law to a Director, a Committee of Directors or one or more officers of the Corporation.

        PASSED by the Directors and sealed with the Corporation’s seal this 5th day of July 1985

s/s W. Francis Strong President

s/s Patricia Keon Secretary
SEAL

        The foregoing By-law is hereby passed by the Directors of the Corporation pursuant to the Business Corporations Act, 1982 as evidenced by the respective signatures hereto of all the Directors.

Dated the 5th day of July 1985

s/s Richard Valentine

        In lieu of confirmation at a general meeting of the Shareholders, we the undersigned, being all of the Shareholders of the Corporation entitled to vote at a meeting of Shareholders, hereby confirm in writing the above By-law pursuant to the Business Corporations Act, 1982.

Dated the 5th day of July 1985

s/s MACRON MANAGEMENT LTD.	s/s SABRINA INVESTMENTS LTD.

s/s TREEMOUNT DEVELOPMENTS INC.

BY-LAW NO. 3

A BY-LAW RELATING GENERALLY TO THE
BUSINESS AND AFFAIRS OF

HEALTH CARE PRODUCTS INC.

CONTENTS

ARTICLE I	INTERPRETATION
ARTICLE II	BUSINESS OF THE CORPORATION
ARTICLE III	DIRECTORS
ARTICLE IV	COMMITTEES
ARTICLE V	OFFICERS
ARTICLE VI	PROTECTION OF DIRECTORS, OFFICERS AND OTHERS
ARTICLE VII	MEETINGS OF SHAREHOLDERS
ARTICLE VIII	SHARES
ARTICLE IX	DIVIDENDS AND LOANS TO EMPLOYEES
ARTICLE X	DIVISIONS AND DEPARTMENTS
ARTICLE XI	NOTICES

ARTICLE XII	EFFECTIVE DATE AND REPEAL

BE IT IS ENACTED as a by-law of HEALTH CARE PRODUCTS INC. follows:

ARTICLE I — INTERPRETATION

1.01   Definitions - In the by-laws of the Corporation unless the context otherwise requires:

(a)	“Act” means the Business Corporations Act, 1982 of Ontario and any regulations made pursuant thereto, and any statute that may be substituted therefore, as from time to time amended, and any reference to a particular provision of the Act shall be deemed also to be a reference to any similar provision resulting from the amendment or replacement thereof;

(b)	“appoint” includes “elect” and vice-versa;

(c)	“Articles” means the articles of incorporation dated July 15, 1985, of the Corporation, as may from time to time be amended or restated;

(d)	“board” means the board of directors of the Corporation;

(e)	“by-law” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(f)	“Corporation” means the corporation as incorporated by Certificate of Incorporation under the Act under the name of Health Care Products Inc.;

(g)	“meeting of shareholders” means an annual meeting of shareholders and a special meeting of shareholders; “special meeting of shareholders” means a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

(h)	“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario) and any statute that may be substituted therefore, as from time to time amended;

(i)	“recorded address” means, in the case of a shareholder, his address as recorded in the securities register of the Corporation; and in the case of joint shareholders, the addresses appearing in such securities register in respect of such joint holding or the first address so appearing if there is more than one; in the case of a director, his latest address as shown in the records of the Corporation or in the last notice of directors or notice of change of directors as filed in accordance with the Act; in the case of an officer or auditor, his address as recorded in the records of the Corporation; and in the case of the Corporation, its registered office;

(j)	“contracts, documents or instruments in writing” include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, movable or immovable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings;

(k)	“signing officer” means, in relation to any contracts, documents or instruments in writing, any person authorized to sign the same on behalf of the Corporation by Section 2.04 hereof or by any resolution passed pursuant thereto and, with respect to certificates for shares of the Corporation, means any person authorized to sign the same on behalf of the Corporation by or pursuant to Section 8.02 hereof;

(l)	“unanimous shareholder agreement” means a written agreement among all the shareholders of the Corporation or among all such shareholders and a person who is not a shareholder or a written declaration of the beneficial owner of all of the issued shares of the Corporation, that restricts in whole or in part the powers of the directors to manage the business and affairs of the Corporation, as from time to time amended.

1.02   Subject to Section 1.01 hereof, terms defined in the Act and used herein shall, unless the context otherwise requires, have the same meaning herein as in the Act.

1.03   In this by-law words importing the singular number only include the plural and vice-versa and words importing the masculine gender include the feminine and neuter genders.

1.04   The terms “herein”, “hereof”, “hereby” and similar expressions refer to this by-law, as from time to time amended, and not to any particular Section or other portion hereof.

1.05   The division of this by-law into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

ARTICLE  II —BUSINESS OF THE CORPORATION

2.01   Registered office — The registered office of the Corporation shall be at the place in Ontario from time to time specified in the Articles and at such location therein initially specified in the Articles and thereafter as the board may from time to time determine.

2.02   Corporate Seal — Until changed by resolution of the board, the corporate seal of the Corporation shall be in the form impressed below.

SEAL

2.03   Financial Year — Until changed by resolution of the board, the financial year of the Corporation shall end on the 31st day of December in each and every year.

2.04   Execution of Instruments —Contracts, documents and instruments in writing required to be executed by the Corporation may be signed on behalf of the Corporation by two persons, one of whom holds the office of chairman of the board, managing director, president, a vice-president and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by the board and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. In addition, the board may at any time and from time to time by resolution direct the manner in which the person or persons by whom any particular contract, document or instrument in writing or any class of contracts, documents and instruments in writing may or shall be signed on behalf of the Corporation. Any person authorized to sign any document may affix the corporate seal of the Corporation thereto but no such contract, document or instrument in writing shall be invalid by reason only of the corporate seal not being affixed thereto.

    All shares, bonds, debentures, notes or other securities owned by the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the name of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and if so issued or held shall be endorsed in blank with endorsement guaranteed in order to enable transfers to be completed and registrations to be effected.

2.05   Banking Arrangements — The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefore, shall be transacted with such banks, trust companies and other persons as may from time to time be designated, appointed or authorized by or under the authority of the board. Such banking business, or any part thereof, shall be transacted by such person or persons (with or without the power to sub-delegate) under and in accordance with such agreements, instructions and delegations of power as the board may from time to time by resolution designate, direct or authorize.

2.06   Voting Rights in Other Bodies Corporate — The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time by resolution direct the manner in which and the person or persons by whom any particular voting right or class of voting rights may or shall be exercised.

2.07   Shareholder Information —Subject to the provisions of the Act or any other applicable legislation or rule of law, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which, in the opinion of the board, is not in the interests of the shareholders or of the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or any other applicable legislation or rule of law or as authorized by the board or by resolution passed at a meeting of shareholders.

ARTICLE III — DIRECTORS

3.01   Number of Directors and Quorum — Until changed in accordance with the Act, the board shall consist of not less than one (1) nor more than ten (10) directors, of whom a majority shall be resident Canadians and at least one-third (1/3) of the directors shall not be officers or employees of the Corporation or any of its affiliates. The board shall be entitled from time to time by resolution to fix the number of directors within such limits and to establish the quorum of directors for the transaction of business at not less than a majority of the minimum number of directors specified in the Articles. Until fixed as aforesaid the number of directors of the Corporation shall be five (5) of whom a majority shall constitute a quorum at any meeting of the board. Subject to Section 3.08 hereof, no business shall be transacted at a meeting of the board unless a quorum is present and a majority of the directors present are resident Canadians.

3.02   Qualifications - The following persons are disqualified from being directors of the Corporation:

a)	anyone who is less than 18 years of age;

b)	anyone who is of unsound mind and has been so found by a court in Canada or elsewhere;

c)	a person who is not an individual; or

d)	a person who has the status of a bankrupt.

A director need not be a shareholder of the Corporation.

3.03   Removal of Directors — Subject to the provisions of the Act, the shareholders may, by ordinary resolution passed at a meeting of shareholders, remove any director from office prior to the expiration of his term and the vacancy created by such removal may be filled at the same meeting of shareholders failing which it may be filled by the directors. Any director elected or appointed to fill a vacancy on the board shall hold office for the unexpired term of the position which is being filled by such election or appointment.

3.04   Vacation of Office — The office of director shall ipso facto be vacated when he dies or resigns, becomes disqualified from being a director under Section 3.02 hereof, or if he is removed from office in accordance with Section 3.04 hereof. The resignation of a director becomes effective at the time a written resignation is sent or delivered to the Corporation, or at the time specified in the resignation, whichever is the later.

3.05   Vacancies — Subject to the provisions of the Act, a quorum of directors may fill a vacancy among the directors, except a vacancy resulting from an increase in the number or minimum number of directors or from a failure of the shareholders to elect the number or minimum number of directors required by the Articles. In the absence of a quorum of the board, or if the vacancy has arisen from the failure of the shareholders to elect the number or minimum number of directors required by the Articles, the directors then in office shall forthwith call a special meeting of the shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

3.06   Action by the Board — Subject to any unanimous shareholder agreement, the board shall manage the business and affairs of the Corporation. Except as provided by Sections 3.08 and 3.09 hereof, the powers of the directors may be exercised by resolution passed at a meeting of the board at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy among the directors, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

3.07   Canadian Majority — The directors shall not transact business at a meeting of the board, other than filling a vacancy among the directors, unless a majority of directors present are resident Canadians, except where:

(a)	a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

(b)	a majority of resident Canadian directors would have been present had that director been present at the meeting.

3.08   Meetings by telephone — If all the directors of the Corporation consent, a director may participate in a meeting of the board or any committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means shall be deemed to be present at that meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of directors held while the directors giving such consent hold office.

3.09   Place of Meetings —Meetings of the board and of any committee of the board may be held at any place within or outside Ontario. In any financial year of the corporation a majority of the meetings of the board shall be held at a place within Canada.

3.10   Calling of Meetings —Meetings of the board shall be held from time to time at such locations at such times and on such days as the board, the chairman of the board, the president, the managing director, a vice-president who is a director or any two directors may determine. The secretary or the assistant secretary shall convene a meeting of the board on the direction of the chairman of the board, the president, a vice-president who is a director or any two directors.

3.11   Notice of Meeting — Notice of the date, time and place of each meeting of the board shall be given in the manner provided in Section 11.01 hereof to each director not less than three days before the date of the meeting if the notice is mailed and not less than 24 hours before the time when the meeting is to be held if the notice is given by the telephone; provided always that a director may in any manner, and either before or after the meeting, waive notice of a meeting of the board or any committee of directors or any irregularity in any meeting; and attendance of a director at a meeting of the board or committee of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held. A meeting of directors may be held at any time without notice if all the directors are present, or if a quorum is present and those directors who are absent have consented in writing to the holding of a meeting in their absence. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

3.12   First Meeting of New Board — No notice of the first meeting of the board held following a meeting of shareholders at which directors are elected shall be necessary in order to legally constitute the meeting, provided that a quorum of directors is present and further provided that such meeting is held not later than 3 days following such meeting of shareholders.

3.13   Adjourned Meetings — Notice of an adjourned meeting of directors is not required if the time and the place of the adjourned meeting is announced at the original meeting.

3.14   Regular Meetings — The directors may appoint a day or days in any month or months for regular meetings of the board at a stated place and hour. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires a matter proposed to be dealt with at that meeting to be specified.

3.15   Chairman — The chairman of any meeting of the board shall be the chairman of the board, or in his absence or at his request, the president if he is a director, or in his absence or at his request, the managing director, or in his absence or at his request or if there is no managing director, a vice-president who is a director. If no such person is present, the directors present shall choose one of their number to be the chairman.

3.16   Votes to Govern — At all meetings of the board, every question to be decided shall be decided upon by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

3.17   Remuneration of Directors —The directors shall be paid such remuneration for their services, if any, as the board may from time to time by resolution determine and such remuneration shall be in addition to any salary or professional fees paid to any director who is also an officer or employee of the Corporation or who is counsel to or otherwise serves the Corporation in a professional capacity. The board may also by resolution from time to time award special remuneration out of the funds of the Corporation to any director who performs any special work or service for, or undertakes any special mission on behalf of, the Corporation outside the work or services ordinarily required of a director by the Corporation. In addition, the directors shall also be reimbursed in respect of their out-of-pocket expenses incurred in attending board, committee and shareholders meetings, or otherwise in respect of the performance by them of their duties as directors, as the board may from time to time determine.

3.18   Submission of Contracts, Acts and Transactions for Shareholder Approval — The board may, in its discretion, submit any contract, act or transaction for approval, ratification or confirmation at any meeting of shareholders called for the purpose of considering the same, and, subject to the provisions of the Act, any such contract, act or transaction that shall be approved, ratified or confirmed by ordinary resolution at any such meeting (unless any different or additional requirement is imposed by the Act or by the Articles or by any other by-laws of the Corporation) shall be as valid and binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

ARTICLE IV – COMMITTEES

4.01   Executive Committee — The board, whenever it consists of more than six, may, from time to time, elect from among its members an executive committee consisting of not fewer than 3 directors of whom a majority shall be resident Canadians and may delegate to the executive committee, subject to such restrictions, if any, as the board may impose from time to time, any powers of the board except those which, under the Act, no committee of directors has authority to exercise. Each member of the executive committee shall serve during the pleasure of the board, and, in any event, only so long as he shall be a director. The board may fill vacancies in the executive committee by election from among its number. If and whenever a vacancy shall exist in the executive committee, the remaining members may exercise all its powers so long as a quorum remains in office.

4.02   Audit Committee — The board shall appoint annually from among its members an audit committee composed of not less than 3 directors, a majority of whom shall be resident Canadians and shall not be officers or employees of the Corporation or any of its affiliates. The auditors of the Corporation shall be sent notice of every meeting of the audit committee and shall be entitled to attend and be heard thereat. The audit committee shall have the duties prescribed by the Act and such other powers and duties as the board may from time to time confer upon it.

4.03   Other Committees — In addition to the provisions of Sections 4.01 and 4.02, the board may appoint such other committees from among its members, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise. A majority of the members of any such committee shall be resident Canadians.

4.04   Advisory Bodies — The board may from time to time appoint such advisory bodies from among its members as it may deem advisable. A majority of the members of every such committee shall be resident Canadians.

4.05   Transaction of Business — Subject to the provisions of Sections 3.08 and 3.09 hereof, the powers of a committee of directors shall be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all directors entitled to vote on that resolution at a meeting of that committee. Subject to the provisions of the Act and this Article Four and unless otherwise determined by the board, each committee shall have power to fix its quorum at not less than the majority of its members, to elect its chairman and to regulate its procedures.

ARTICLE V – OFFICERS

5.01   Appointment – At the first meeting of the board following each annual meeting of shareholders at which directors are elected, the board shall appoint from among their number a chairman of the board and shall also appoint a president. In default of such appointment, the then incumbents, subject to the provisions of Section 5.09 hereof in the case of the chairman of the board, shall hold office until their successors are appointed.

    From time to time the board shall also appoint a secretary and, if it shall see fit, may also appoint one or more vice-presidents (to which title may be added words indicating seniority or function) a treasurer, a general manager and such other officers as the board deems appropriate, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers power to manage or supervise the management of the business and affairs of the Corporation. One person may hold more than one office and, save as herein otherwise provided with respect to the chairman of the board, an officer may but need not be a director. If the same person holds the office of secretary and treasurer he may, but need not, be known as the secretary/treasurer. Vacancies occurring from time to time in any office may be filled by the board.

5.02   Chairman of the Board — The board may from time to time also appoint a chairman of the board who shall be a director. If appointed, the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president; and he shall have such other powers and duties as the board may specify.

5.03   President/Chief Executive Officer — The board may by resolution appoint the president as the chief executive officer of the Corporation and may at any time revoke such appointment. If not so appointed, the president shall be the chief operating officer of the Corporation. As chief operating officer, the president shall manage the business and affairs of the Corporation under the general direction of the chairman of the board, and in the absence or inability to act of the chairman of the board, the president shall be vested with and may exercise all of the powers and perform all the duties of the chairman of the board; provided, however, that unless he is a director he shall not preside as chairman of any meeting of the board or at any committee of directors.

5.04   Managing Director — The board may from time to time also appoint a managing director who shall be a resident Canadian and a director. If appointed, the board may by resolution appoint him the chief executive officer of the Corporation and may at any time revoke such appointment; he shall have such powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

5.05   Vice-President — Each vice-president shall perform such duties and exercise such powers as the board may from time to time prescribe or as the chairman of the board or the president may from time to time delegate to him. During the absence, inability or refusal to act of both the chairman of the board, president, and managing director, or if the offices of both chairman of the board, president and managing director shall be vacant, then during such absence, inability or refusal to act or so long as such vacancy exists in such offices, all of the duties of the chairman of the board, of the president, and of the managing director may be performed and their powers exercised by the vice-president, or if there are more than one, by vice-president in order of seniority (as determined by the board) save that no vice-president who is not a director shall preside at any meeting of the board or any committee of directors. If a vice-president exercises any such duty or power, the absence, inability or refusal to act or vacancies in the offices of the chairman of the board, the president and the managing director shall be presumed with reference thereto.

5.06   Secretary — The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of directors and shall enter or cause to be entered in the records kept for that purpose minutes of all proceedings thereat. He shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of directors. He shall, except when some other officer or agent has been appointed for that purpose, be custodian of the stamp or mechanical device generally used for affixing the corporate seal of the corporation and of all books, papers, records, contracts, documents and other instruments belonging to the Corporation and he shall have such other powers and duties as the board, the chairman of the board or the president may from time to time prescribe.

5.07   Treasurer — Subject to the provisions of any resolution of the board, the treasurer, if one be appointed, shall be responsible for the control of the funds of the Corporation, for all banking arrangements of the Corporation and for the safe-keeping of securities, shall keep or cause to be kept full and accurate books of account and accounting records as may be required by applicable law and shall render to the board as and when required of him an account of all his transactions as treasurer and of the financial position of the Corporation. In addition, the treasurer shall have such other powers and duties as the board, the chairman of the board or the president may from time to time prescribe.

5.08   Powers and Duties of Other Officers — The powers and duties of all other officers of the Corporation shall be such as the terms of their engagement call for or as the board or chief executive officer may from time to time prescribe. Any of the powers and/or duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

5.09   Variation of powers and duties — The board may from time to time, subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

5.10   Term of Office — The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer’s right under any employment contract or in law. Save as aforesaid, each officer appointed by the board shall hold office until his successor is appointed; provided, that, the term of office of the chairman of the board shall expire if and when the person occupying that office ceases to be a director.

5.11   Agents and Attorneys — The board shall have the power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise, including the power to sub-delegate, as the board may deem fit.

5.12   Fidelity Bonds — The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

ARTICLE VI — PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.01   Fiduciary Obligation —

(a)	With respect to a material contract between the Corporation and one or more director thereof or between the Corporation and another person of which the director of the Corporation is a director or in which he has a material interest, such material contract is neither void not voidable by reason only of that relationship or by reason only that a director with an interest in the contract is present at or is counted to determine the presence of a quorum at a meeting of directors or committee of directors that authorized the contract, if the director disclosed his interest in accordance with the Act and the contract was approved by the directors or the shareholders and it was reasonable and fair to the Corporation at the time it was approved.

(b)	With respect to a non-material contract or transaction between the Corporation and any director, the following shall apply. No director shall be disqualified by reason of being a director from, or be required to vacate his office as a director by reason of, holding any other office or place of profit with or with respect to the Corporation or any body corporate in which the Corporation is or proposes to become a shareholder, or by reason of contracting with or being otherwise in any way directly or indirectly interested or concerned in any contract or arrangement made or proposed to be made with the Corporation, nor shall any director be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject always to the provisions in that regard contained in the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director shall be in any way directly or indirectly interested shall be void or voidable, and no director shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiduciary relationship.

(c)	No director shall be obliged to make any declaration of interest with respect to a contract or proposed contract with the Corporation in which such director is in any way directly or indirectly interested except such declaration as is required by the Act, nor, subject to such provisions, shall any director be obliged to refrain from voting in respect of any such contract.

(d)	For the purposes of this Section 6.01, the term “director” shall include both a director and an officer. The provisions of sub-sections 6.01(b) and (c) are in supplement of and not by way of limitation upon the rights and obligations in that regard conferred upon directors by the Act.

6.02   Limitation of Liability —Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing and except as otherwise provided in the Act, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by, for, or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be placed out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person, including any person with whom any monies, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of, or any damage resulting from any dealings with, the monies, securities or other assets of the Corporation, or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing in Section 6.02 shall relieve any director or officer, in the exercising of his powers and in the discharging of his duties, from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

6.03   Indemnification — Subject to the limitations contained in the Act, the Corporation shall indemnify and save harmless every director or officer of the Corporation, former director or officer of the Corporation and every person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and their respective heirs and legal representatives, from and against any liability and all costs, charges and expenses, including any amounts paid to settle an action or to satisfy a judgment, reasonably incurred by him in respect of any suit, action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

(a)	he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

    The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnify to claim indemnity apart from the provisions of this by-law.

6.04   Insurance — Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers, former directors and officers and any person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and their respective heirs and legal representatives, as the directors may from time to time determine.

ARTICLE VII — MEETINGS OF SHAREHOLDERS

7.01   Annual Meetings — The annual meeting of shareholders shall be held at such time, on such day, in each year and, subject to Section 7.03 hereof, at such place as the board, the chairman of the board or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting. The board shall call an annual meeting not later than fifteen months after the holding of the last preceding meeting.

7.02   Special Meetings — The board, the chairman of the board, the president, the managing director or a vice-president shall have the power to call a special meeting of the shareholders at any time.

7.03   Place of Meetings — Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in or outside Ontario, or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

7.04   Notice of Meetings — Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 11.01 hereof not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor of the Corporation, if any, and to each shareholder who, at the close of business on the record date for notice or, if no record date for notice is fixed, at the close of business on the day preceding the day on which notice is given, is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of financial statements and auditor’s report, election of directors and re-appointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

7.05   Meetings Without Notice — A shareholder entitled to vote thereat and any other person entitled to attend a meeting of shareholders may in any manner, and either before or after the meeting, waive notice of a meeting of shareholders, and attendance of any such person at a meeting of shareholders is a waiver of notice of the meeting, except where he attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or duly represented, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

7.06   List of Shareholders Entitled to Notice — For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to Section 7.07 hereof, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meetings shall be deemed to be a list of shareholders.

7.07   Record Date for Notice — The board may by resolution fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 nor less than 21 days, for the determination of the shareholders entitled to notice of such meeting. Notice of every such record date shall be given not less than 7 days before such record date by newspaper advertisement and to each stock exchange in Canada on which shares of the Corporation are listed for trading, all in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of meeting shall be the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

7.08   Chairman, Secretary and Scrutineers — At any meeting of shareholders, the chairman of the board or the president or the managing director, whoever is the chief executive officer of the Corporation, or in his absence or at his request, another of them, or in the absence of both such others, a vice- president or a director who is a shareholder shall be chairman. If no such person is present within 15 minutes after the time fixed for holding the meeting the persons present and entitled to vote at the meeting shall choose one of their number to be chairman. The secretary of the Corporation shall be the secretary of any meeting of shareholders but, if the secretary is not present, the chairman of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders of the Corporation, may be appointed by resolution or by the chairman of the meeting with the consent of the meeting.

7.09   Persons Entitled to be Present — The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors, if any, of the Corporation and others who, although not entitled to vote, are entitled or required under the Act or the Articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

7.10   Quorum — A quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy holder for an absent shareholder so entitled. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

7.11   Right to Vote — Subject to the provisions of the Act as to authorized representatives of shareholders that are bodies corporate or associations, at any meeting of shareholders every person who is named in the list referred to in Section 7.06 shall be entitled to vote the shares shown thereon opposite his name except to the extent hereafter provided where the Corporation has fixed a record date in respect of such meeting pursuant to Section 7.07. In that event, if a person named in such list has transferred any of his shares after such record date and if the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing to the Corporation that he owns such shares, demands not later than 10 days before the meeting that his name be included in the list, the transferee shall be entitled to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of any meeting of shareholders, every person shall be entitled to vote at that meeting who at the time of such meeting is entered in the securities register as the holder of one or more shares carrying the right to vote at that meeting.

7.12   Proxies — Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxy holder, or one or more alternate proxy holders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

7.13   Time for Deposit of Proxies — The board may specify in a notice calling a meeting of shareholders a time not exceeding 48 hours, exclusive of non-business days, preceding the meeting or an adjournment thereof before which time proxies to be used at the meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

7.14   Joint Holders — If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one of the shares jointly held by them.

7.15   Votes to Govern — At any meeting of shareholders, every question, unless otherwise required by the Articles or by-laws or by the Act, shall be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall have a second or casting vote.

7.16   Show of Hands — Subject to the Act, every question at the meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by a show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

7.17   Ballots — On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxy holder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled with respect to each share which he is entitled to vote at the meeting upon the question, to one vote or such greater number of votes as may be provided by the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

7.18   Adjournment — If a meeting of shareholders is adjourned by one or more adjournments for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at the adjourned meeting which may have been brought before or dealt with at the original meeting.

7.19   Resolution in Writing — A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor, if any, in accordance with the Act.

ARTICLE VIII — SHARES

8.01   Allotment and Issue — Subject to the Act, the Articles, and to any pre-emptive rights provided by the Articles, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act. Shares issued by the Corporation ere non-assessable and the holders thereof are not liable to the Corporation or its creditors in respect thereof.

8.02   Share Certificates — Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register of the Corporation. Subject to the provisions of the Act in that behalf, share certificates (and the form of stock transfer power on the reverse side thereof) and acknowledgements of the shareholder’s right to a share certificate, respectively, shall be in such form or forms as the board shall from time to time by resolution approve. Unless the board by resolution otherwise directs, share certificates shall be signed by any one of the chairman of the board, the president, the managing director, a vice-president or a director together with any one of the secretary, treasurer, and assistant secretary, an assistant treasurer or another director of the Corporation, and need not be under the corporate seal. Unless the board by resolution otherwise determines, where the Corporation has appointed a transfer agent and/or registrar and/or branch transfer agent for shares of the Corporation, certificates evidencing shares in respect of which such appointment or appointments has or have been made shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar and/or branch transfer agent. The signature of the chairman of the board, the president, the managing director, a vice-president or a director and, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar and/or branch transfer agent, the signatures of both signing officers may be printed or otherwise mechanically reproduced thereon in facsimile and every such facsimile signature shall for all purposes be deemed to be the signature of the person whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the persons whose facsimile signature appears thereon have ceased to be directors or officers of the Corporation at the date of its issue.

8.03   Securities Register — A central securities register of the Corporation shall be kept at the registered office of the Corporation or at such other office or place in Ontario as may from time to time be designated by resolution of the board.

8.04   Registration of Transfer — Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such share with the transfer endorsed thereon or delivered therewith duly executed in accordance with the Act by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer, if any, as are authorized by the Articles and upon satisfaction of any lien referred to in Section 8.07 hereof.

8.05   Transfer Agents and Registrars — The board may from time to time by resolution appoint one or more transfer agents and/or branch transfer agents registrars and/or branch registrars (which may but need not be the same person) for the shares and/or other securities (or any class or classes thereof) issued by the Corporation in registered form and may provide for the registration of transfers of such shares and other securities in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and registers of the Corporation for the registration of such securities (or the class or classes thereof) in respect of which any such appointment has been made. The board may at any time terminate any such appointment.

8.06   Replacement of Share Certificates — The board or any officers or any agent designated by resolution of the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time by resolution prescribe, whether generally or in a particular case.

8.07   Lien for Indebtedness — Subject to Section 40(2) of the Act, the Corporation shall have a lien on shares registered in the name of the shareholder or his legal representative for any debt of that shareholder to the Corporation. Such lien may be enforced, subject to any other provisions of the Articles and to any unanimous shareholder agreement, by the sale of the share thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the transfer of whole or any part of such shares may be refused.

8.08   Non-recognition of Trusts — Subject to the Act, the Corporation shall be entitled to treat as absolute owner of any share the person in whose name the share is registered in a securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any knowledge or notice to the contrary or any indication to the contrary in the Corporation’s records or on the share certificate.

8.09   Joint Shareholders — If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate or written acknowledgement of a right to obtain a share certificate in respect thereof, and delivery of such certificate or written acknowledgement to any such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued or written acknowledgement delivered in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant or right issuable in respect of such share.

8.10   Deceased Shareholders — In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with reasonable requirements of the Corporation and its transfer agents.

8.11   Commissions — The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

ARTICLE IX — DIVIDENDS AND LOANS TO EMPLOYEES

9.01    Dividends — Subject to the provisions of the Act and the Articles, the board may from time to time by resolution declare and the Corporation may pay dividends on issued and outstanding shares of the Corporation to the holders thereof according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

9.02   Dividend Cheques — A dividend payable in money may be paid by cheque drawn on the Corporation’s bankers or any one or more of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. The board may by resolution appoint one or more dividend disbursing agents for such purpose and may empower such agent or agents to direct, make and sign all cheques on special dividend accounts opened for such purpose with the Corporation’s bankers. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03   Non-receipt of Cheques — In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue or cause to be issued to such person a replacement cheque for a like amount in like currency on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time by resolution prescribe, whether generally or in any particular case.

9.04   Record Date for Dividends and Rights — The board may by resolution fix in advance a date, preceding by not more than 50 days for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividends or to exercise such right to subscribe, as the case may be. Notice of each such record date shall be given, not less than 7 days before such record date, by newspaper advertisement and to each stock exchange in Canada on which shares of the Corporation are listed for trading, all in the manner provided in the Act. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation, as the case may be, shall be at the close of business on the date on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.05   Unclaimed Dividends — Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

9.06   Loans to Employees — The board may authorize the Corporation from time to time to,

(a)	make loans to bona fide full-time employees of the Corporation whether or not they are shareholders or directors, with a view to enabling them to purchase or erect dwelling houses for their own occupation, and take from such employees mortgages or other security for the repayment of such loans;

(b)	make loans to bona fide employees of the Corporation, other than directors, whether or not they are shareholders, with a view to enabling them to purchase or subscribe for shares of the Corporation to be held by them by way of beneficial ownership;

(c)	or provide, in accordance with a scheme for the time being in force, money by way of loan for the purchase of or subscription for shares of the Corporation by trustees, to be held by or for the benefit of bona fide employees of the Corporation, whether or not they are shareholders or directors.

ARTICLE X — DIVISIONS AND DEPARTMENTS

10.01   Authority to Create and Transact Business by Divisions — The board may cause the business and operations of the Corporation or any part thereof to be divided or segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product or service, as the board may consider appropriate. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

10.02   Name of Division — Any division or its sub-unit may be designated by such name as the board may from time to time determine and, subject to the Act, may transact business of any kind and do all acts and things under such name.

10.03   Officers of Divisions — From time to time the board may appoint one of more officers for any division, prescribe their official titles, powers and duties and settle their terms of employment and remuneration. The board, or if authorized by the board, the chief executive officer, may remove at his pleasure any officer so appointed, without prejudice to such officer’s rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

ARTICLE XI — NOTICES

11.01   Method of giving Notice — Any notice (which term includes any communication or document) required or permitted to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the Articles, the by-laws or otherwise, to any shareholder, director, officer, auditor or member of a committee of directors shall be well and sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid mail or sent to him at his recorded address by any means of prepaid recorded communication. Any notice so delivered shall be deemed to have been given and received when it is delivered personally or to the recorded address as aforesaid; and a notice so mailed shall be deemed to have been given and received when deposited in a post office or public letter box in Canada provided that a notice or document sent by prepaid mail to a shareholder or a director at his recorded address shall be deemed to be received by him in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at that time or at all; and a notice so given by any means of recorded communication shall be deemed to have been given and received when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of directors in accordance with any information received by him and believed by him to be reliable.

11.02   Notice to Joint Shareholders — If two or more persons are registered as joint holders of any share, notice to one of such persons shall be sufficient notice to all of them.

11.03   Undelivered Notices — If any notice given to a shareholder pursuant to Section 11.01 hereof is returned on 3 consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

11.04   Computation of Time — In computing the date when notice must be given under any provision of the Business Corporations Act, 1982 (Ontario) or the Articles or by-laws of the Corporation requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be included and the date of the meeting or other event shall be excluded.

11.05   Omissions and Errors — None of the accidental omissions to give any notice to any shareholder, director, officer, auditor or member of a committee of directors, the non-receipt of any notice by any such person, or any error in any notice not affecting the substance thereof shall invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.06   Persons Entitled by Death or Operation of Law — Every person who, by operation of law, transfer, death of a shareholder or other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof or authority or evidence of his entitlement prescribed by the Act.

11.07   Proof of Service — A certificate of the Secretary or other officer of the Corporation or of any agent of the Corporation as to the mailing or delivery or sending of any notice shall be conclusive evidence thereof.

11.08   Waiver of Notice — When a notice or document is required by the Act, the Articles, the by-laws or otherwise to be given to any shareholder (or his duly appointed proxy holder), director, officer, auditor or member of a committee of directors or any other person, the giving of such notice or document may be waived or the time for the notice or document may be waived or abridged with the consent in writing of the person entitled thereto, either before or after the time prescribed. Any such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. The provisions of this Section 11.07 shall be in addition to and not in limitation of Sections 3.12 and 7.04 hereof relating to waivers of notice of meeting of directors and shareholders which may be given in any manner and at any time.

ARTICLE XII — EFFECTIVE DATE AND REPEAL

12.01   This by-law shall come into force upon being passed by the board except with respect to those provisions, if any, which may require the prior approval of shareholders in which event those portions of this by-law shall come into effect upon having been approved by the shareholders. Upon this by-law coming into force, all prior by-laws presently in force other than by-laws relating to the borrowing powers of the Corporation are repealed provided that such repeal shall not affect the previous operation of such by-laws so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred or the validity of any contract or agreement made pursuant to any such by-laws prior to their repeal. All officers and persons acting under such by-laws so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or board passed under such repealed by-laws shall continue to be good and valid except to the extent that they are inconsistent with this by-law or until amended or repealed.

ENACTED this 1st day of February, 1988.

Witness the corporate seal of the Corporation.

s/s W. Francis Strong c/s
President

s/s Patricia Keon
Secretary

WJHOS36-543

        The foregoing by-law is hereby confirmed by the consent in writing of all of the shareholders of the Corporation as evidenced by their signatures below, pursuant to subsection 104(1) of the Business Corporations Act, 1982 (Ontario).

        DATED this 1st day of February, 1988.

s/s Sabrina Investments Ltd.	s/s Treemount Developments Limited

s/s El Toro Management Ltd.	s/s Cheltime Developments Inc.

s/s Cavanaugh Industries Inc.	s/s Cheltime Developments Ltd.

s/s Mactavish Medical Corporation

s/s Patricia Keon	s/s Frank Midghall

s/s Harvey Starkman	s/s Harold Kochberg

s/s Dr. Leigh Kutchinsky